Exhibit 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER
Pursuant to the requirement set forth in Rule 13a -14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), the undersigned officer of ImmunoCellular Therapeutics, Ltd. (the “Company”) hereby certifies that, to the best of his knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017 (“Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2017	By:	/s/ Anthony Gringeri
		Name:	Anthony Gringeri, Ph.D.
		Title:	President and Chief Executive Officer